Exhibit 23






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated February 13, 2004, accompanying the consolidated financial statements included in the Annual Report of Atrion Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Atrion Corporation and Subsidiaries on Forms S-8 (File No. 33-61309, File No. 333-56511, File No. 333-56509 and File No. 333-63318).




/s/ GRANT THORNTON LLP

Dallas, Texas
March 26, 2004